EXHIBIT 31.2
CERTIFICATION
I, Teresa L. Dick, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Viper Energy Partners LP (the “registrant”); and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 1, 2017	/s/ Teresa L. Dick
Teresa L. Dick
Chief Financial Officer
Viper Energy Partners GP LLC
(as general partner of Viper Energy Partners LP)